[GOODWIN, PROCTER & HOAR LLP LETTERHEAD]









                                                 April 27, 1998




The Stride Rite Corporation
191 Spring Street
P.O. Box 9191
Lexington, MA  02173-9191

                  Re:      The Stride Rite Corporation
                           1998 Long-Term Growth Incentive Plan

Ladies and Gentlemen:

                  This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended (the "Act"), of 2,400,000 shares of the Common Stock, par value $.25 per share (the "Shares"), of The Stride Rite Corporation (the "Company") which may be issued by the Company pursuant to the Company's 1998 Long-Term Growth Incentive Plan (the "Plan").

                  We have acted as counsel to the Company in connection with the preparation of the Plan and the registration of the Shares under the Act. We have examined the Restated Articles of Organization, together with all amendments thereto, and the By-Laws of the Company; such records of proceedings of the Company's Board of Directors as we have deemed material; a Registration Statement on Form S-8 under the Act relating to the Shares (the "Registration Statement"); and such other certificates, records, instruments and documents as we considered necessary for the purposes of this opinion.

                  We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Commonwealth of Massachusetts.

The Stride Rite Corporation
April 27, 1998
Page 2


                  Based upon and subject to the foregoing, we are of the opinion that upon the issuance and delivery of the Shares in accordance with the terms of the Registration Statement and the Plan, the Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock.

                  The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale of securities.

                  We understand that this opinion is to be used in connection with the Registration Statement. We consent to the use of our name in the Registration Statement and the filing of this opinion with the Registration Statement.

                                              Very truly yours,


                                              /s/Goodwin, Procter & Hoar LLP

                                              Goodwin, Procter & Hoar LLP